March 16, 2009

Dear Fellow Stockholder:

We invite you to join us for the Annual Meeting of Stockholders of National Bankshares, Inc. on Tuesday, April 14, 2009, at 3:00 p.m. The Annual Meeting will be held at the Custom Catering Center at 902 Patrick Henry Drive, at the intersection of North Main Street in Blacksburg, Virginia. A map and directions to Custom Catering are on the reverse of this letter.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. We will be electing your directors, and we will report on the operations of Bankshares.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, I urge you to please sign, date and return the Proxy in the enclosed postage-paid envelope. Please return the Proxy as soon as possible, even if you now plan to attend the Annual Meeting. This will not prevent you from voting in person, but it will insure that your vote is counted if you are unable to attend the meeting.

Thank you for your interest and investment in National Bankshares, Inc.

Sincerely,

James G. Rakes
Chairman
President and
Chief Executive Officer

DIRECTIONS TO CUSTOM CATERING CENTER

FROM THE NORTH:

Exit left from US Route 460 at first Blacksburg exit to Business Route 460 (North Main Street). Proceed south on North Main Street to traffic light just past Food Lion Plaza. Turn right at traffic light onto Patrick Henry Drive, and turn at first right into Custom Catering Center.

FROM THE SOUTH:

Exit right from US Route 460 Bypass at first Prices Fork Road exit (Downtown). Follow Prices Fork Road to its end at the intersection with North Main Street. Turn left onto North Main Street. Proceed north to second traffic light, at the intersection of Patrick Henry Drive. Turn left at Patrick Henry Drive, and turn at first right into Custom Catering Center.

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of National Bankshares, Inc.:

This is your notice that the 2009 Annual Meeting of Stockholders of National Bankshares, Inc. (“Bankshares”) will be held at the Custom Catering Center at 902 Patrick Henry Drive, at the intersection of North Main Street in Blacksburg, Virginia, on Tuesday, April 14, 2009, at 3:00 p.m. The Meeting is for the purpose of considering and acting upon:

1.	The election of three Class 1 directors for a term of three years each.
2.	The transaction of such other business as may properly come before the Meeting or any adjournments of the Meeting.

NOTE:	The Board of Directors is not aware of any other business to come before the Meeting.

Only stockholders of record at the close of business on February 27, 2009 are entitled to receive notice of and to vote at the Meeting, or at any adjournments of the Meeting.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters proposed to be acted upon at the Meeting.

To assure that your shares are represented at the Meeting, please complete, date, sign and mail promptly the enclosed proxy, for which a return envelope is provided. The proxy will not be used if you attend and vote in person at the Meeting. You may revoke your proxy prior to actual voting of the proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Marilyn B. Buhyoff
Secretary and Counsel

Blacksburg, Virginia

March 16, 2009

PROXY STATEMENT

OF

NATIONAL BANKSHARES, INC.

101 HUBBARD STREET

BLACKSBURG, VA 24060

P.O. BOX 90002

BLACKSBURG, VA 24062-9002

540/951-6300

www.nationalbankshares.com

www.nationalbanksharesproxy.com

--------------

ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, APRIL 14, 2009

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of National Bankshares, Inc. (“NBI”, “Bankshares” or the “Company”) to be used at the 2009 Annual Meeting of Stockholders to be held at the Custom Catering Center at 902 Patrick Henry Drive, at the intersection of North Main Street, Blacksburg, Virginia, at 3:00 p.m., on Tuesday, April 14, 2009, and at any adjournments of the Meeting. The approximate mailing date of the Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy is March 16, 2009.

REVOCATION OF PROXIES

Stockholders who sign and send in their proxies retain the right to revoke them at any time prior to the actual voting of the proxies at the Stockholders Meeting. Proxies may be revoked by written notice received prior to the Meeting, by attending the Meeting and voting in person or by submitting a signed proxy with a later date. A written notice revoking a previously executed proxy should be sent to National Bankshares, Inc., P.O. Box 90002, Blacksburg, Virginia 24062-9002, Attention: James G. Rakes. Unless revoked, the shares represented by properly executed proxies will be voted at the Meeting according to the instructions contained in the proxy. Where no instructions are given, proxies will be voted for the nominees for directors set forth in Proposal No. 1.

An Annual Report to Stockholders, including the financial statements for the year ended December 31, 2008, is being mailed to you at the same time as this Proxy Statement, but should not be considered proxy solicitation material.

VOTING SECURITIES AND STOCK OWNERSHIP

As of March 16, 2009, Bankshares had 6,929,474 shares of common stock ($1.25 par value) issued and outstanding. Each of the shares is entitled to one vote at the Annual Meeting. Only those stockholders of record at the close of business on February 27, 2009 will be entitled to vote at the Meeting or at any adjournments.

A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it will be considered to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee (“broker shares”) which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of votes cast by shares entitled to vote at the Annual Meeting. Votes that are withheld and broker shares that are not voted on any matter will not be included in determining the number of votes cast.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of February 27, 2009, Bankshares knows of no single person or group who is the beneficial owner of more than 5% of the outstanding common stock of the Company.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table presents the beneficial ownership of National Bankshares, Inc. common stock as of February 27, 2009, by each of the directors, and each executive officer named in the Summary Compensation Table and all directors and executive officers as a group. Except as otherwise noted, the named individual has sole voting and investment power with respect to the stock.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned as of February 27, 2009		Percentage Of Class
Lawrence J. Ball	3,500		*
Jack W. Bowling	3,200		*
Marilyn B. Buhyoff	41,251	1.	*
F. Brad Denardo	52,984	2.	*
Jack H. Harry	100,410	3.	1.45%
Jack M. Lewis	6,056		*
Mary G. Miller	2,000		*
William A. Peery	31,410	4.	*
James G. Rakes	121,601	5.	1.75%
Glenn P. Reynolds	4,534	6.	*
James M. Shuler	26,801	7.	*
David K. Skeens	4,537	8.	*
All Nominees, Current Directors and Executive Officers as a Group (12 persons)	398,284		5.75%

* Represents less than 1% of the Company’s outstanding Common Stock.

1.Includes 898 shares owned jointly with spouse, 10,853 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan and 29,500 shares in vested options which may be exercised as of February 27, 2009.

2.Includes 4,534 shares owned jointly with spouse, 17,872 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan and 24,000 shares in vested options which may be exercised as of February 27, 2009.

3.Includes 28,342 shares owned by spouse, 14,950 shares owned jointly with spouse, and 790 shares owned jointly with son.

4. Includes 72 shares owned as custodian for son, 3,630 shares owned by a controlled corporation and 21,900 shares owned as Trustee.

5. Includes 11,200 shares owned jointly with spouse, 30,095 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan and 60,000 shares in vested options which may be exercised as of February 27, 2009.

6.	Includes 1,058 shares owned by spouse.

7. Includes 4,053 shares owned by spouse and 426 shares owned jointly with spouse.

8.Mr. Skeens was named as Treasurer and Chief Financial Officer of National Bankshares, Inc. on January 14, 2009. Includes 4,475 shares owned through National Bankshares, Inc. Employee Stock Ownership Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon the written representations of our directors and executive officers, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities Act of 1934.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Bankshares’ articles of incorporation provide that the directors will be divided into three classes (1, 2 and 3) with each class as nearly equal in number as possible and the term of office of each class ending in successive years. The articles of incorporation currently also provide that the number of directors shall be set by the bylaws, but shall not be less than nine, nor more than twenty-six. For the purpose of the election of directors at the Annual Meeting, the number of directors set forth in the bylaws is nine. The current term of office of the Class 1 directors expires at this 2009 Annual Meeting of Stockholders. The terms of Class 2 and Class 3 directors will expire in 2010 and 2011, respectively.

The Board of Directors has nominated the three serving Class 1 directors, Lawrence J. Ball, Mary G. Miller and Glenn P. Reynolds, to serve a three-year term to expire at the Annual Meeting of Stockholders in 2012.

It is the intention of the persons named as proxies, unless instructed otherwise, to vote for the election of the three nominees for Class 1 director. Each nominee has agreed to serve if elected. If any of the nominees is unexpectedly unable to serve, the shares represented by all valid proxies will be voted for the remaining nominees and any other person or persons who may be designated by the Board. At this time, the Board knows of no reason why any nominee might be unable to serve.

The following information is provided with respect to the three nominees to serve as Class 1 director and the six incumbent directors who will be continuing in office following the Annual Meeting. All information is provided as of February 27, 2009. No director or nominee is related by blood, marriage or adoption to any other director, nominee or executive officer. No director or nominee serves as a director of any company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or is subject to the requirements of Section 15(d) of the Exchange Act, or of any company registered as an investment company under the Investment Company Act of 1940. Two directors, Mr. Rakes and Dr. Shuler, also currently serve as a director of one or both of the wholly owned subsidiaries of Bankshares, the National Bank of Blacksburg (“NBB”), and National Bankshares Financial Services, Inc. (“NBFS”). Each director and nominee, except for Mr. Rakes, has been determined to be independent by the Board of Directors, using the definition for independence of directors that is used for determining compliance with the applicable listing standards for the NASDAQ Stock Market, the national securities exchange on which Bankshares common stock is listed. (See also “Director Independence and Certain Transactions with Officers and Directors”).

Name and Age; Director of Bankshares Since	Principal Occupation and Business Experience (for the past five years unless otherwise noted)

Nominees
Class 1 Directors (Serving until 2012 Annual Meeting )
Lawrence J. Ball (54) 2006

President, Moog Components Group (High Tech Manufacturing); prior thereto Vice President and General Manager, Moog Components Group; prior thereto

President, Northrop Grumman Poly-Scientific

Blacksburg, VA

Mary G. Miller (58) 2003	President, Interactive Design & Development, Inc. (Training Software Development and Application) Blacksburg, VA
Glenn P. Reynolds (56) 2006	President, Reynolds Architects Incorporated, (Architect), Blacksburg, VA
Directors Continuing in Office Class 2 Directors (Serving until 2010 Annual Meeting)
Jack W. Bowling (62) 2007	President, H.T. Bowling, Inc. (Construction – Grading, Excavation and Road Building) Radford, VA
Jack M. Lewis (65) 2004	President, New River Community College; prior thereto Dean of New River Community College Dublin, VA
James G. Rakes (64) 1986	Chairman, President and CEO of Bankshares and NBB Chairman, President and Treasurer of NBFS, NBB and NBFS Board Member Blacksburg, VA
Class 3 Directors (Serving until 2011 Annual Meeting)
Jack H. Harry (71) 2005	President, Harry Enterprises, Inc. (Investment and Rental Real Estate) Tazewell, VA
William A. Peery (57) 2005	President, Cargo Oil Co., Inc. (Convenience Stores and Petroleum Sales); prior thereto, Corporate Officer, Cargo Oil, Inc. Tazewell, VA
James M. Shuler (65) 2002	Member, Virginia House of Delegates Retired; prior thereto President, Companion Animal Clinic, Inc. (Veterinarian) NBB Board Member Blacksburg, VA

The Board of Directors recommends that the stockholders vote “For” all of the nominees for Class 1 director.

BOARD OF DIRECTORS MEETINGS,

COMMITTEES, COMPENSATION, ATTENDANCE AND

COMMUNICATIONS WITH DIRECTORS

Board of Directors Meetings

The Board of Directors of Bankshares meets monthly. In 2008, there were twelve regular meetings and one special meeting.

Board Committees

The Bankshares Board has standing Executive, Audit, Compensation and Nominating Committees. Mr. Rakes is the chairman of the Executive Committee, and Dr. Lewis and Dr. Shuler serve on the Committee. The Executive Committee met once in 2008. The Audit Committee, which is chaired by Dr. Lewis, is made up of Mr. Ball, Mr. Bowling and Mr. Harry. The Audit Committee had four meetings in 2008. In 2008 the Compensation Committee was comprised of Mr. Ball, Mr. Bowling, Mr. Harry, Dr. Lewis, Dr. Miller, Mr. Peery and Mr. Reynolds. Dr. Shuler serves as its chairman. The Compensation Committee met three times in 2008. Dr. Miller is the chairman of the Nominating Committee, and Mr. Peery, Mr. Reynolds and Dr. Shuler are its members. The Nominating Committee did not meet in 2008.

Board Compensation

In 2008, the members of the NBI Board of Directors received $800 for each regular or special Board meeting they attend. They were paid $400 for each committee meeting. Directors were also paid an annual retainer fee of $9,000. The Chairmen of the Audit and Compensation Committees each received an additional $1,200 annual retainer. NBI Directors receive no other forms of compensation.

Directors Compensation Table(1)
	Fees Earned or Paid in Cash ($)	Other ($)		Total ($)
Lawrence J. Ball	17,800	---		17,800
Jack W. Bowling	20,200	---		20,200
Jack H. Harry	21,000	---		21,000
Jack M. Lewis	20,200	---		20,200
Mary G. Miller	19,800	---		19,800
William A. Peery	19,000	---		19,000
Glenn P. Reynolds	19,800	---		19,800
James M. Shuler	20,600	17,300	(2)	37,900

(1)	Directors fees paid to Mr. Rakes are disclosed in the Summary Compensation Table in “Executive Compensation”.
(2)	Represents fees paid to Dr. Shuler for his service on the Board of Directors of NBB in 2008.
Director Independence and Certain Transactions with Officers and Directors

As has been mentioned, each director of Bankshares, except for Mr. Rakes, is independent, as defined by the listing standards for the NASDAQ Stock Market, the national securities exchange on which Bankshares common stock is listed. In determining that each director meets the NASDAQ Stock Market’s standards for independence, the Board of Directors recognized that NBB, and prior to its 2006 merger with NBB, the Company’s other bank subsidiary Bank of Tazewell County (BTC), extends credit in the ordinary course of business to Bankshares’ directors and executive officers. Extensions of credit are also made to business organizations and persons with whom Bankshares’ directors and executive officers are associated or related. These extensions of credit are made at interest rates and with the same requirements as to collateral as prevailing for comparable transactions with the general public at the time credit is extended. In the opinion of bank management, none of the outstanding transactions with directors and executive officers involve a greater than normal risk of collectibility or present other unfavorable features.

In determining that directors meet the defined standard of independence, the Board also considered that Mr. Reynolds regularly provides architectural design and consulting services to Bankshares and NBB, which do not exceed the formal disclosure threshold of $120,000 per year. Likewise, the Company in which Dr. Miller is a principal has done website design and consulting for NBB. These services are also valued below the $120,000 annual reporting threshold. There were no reportable related person transactions during 2008.

Board Attendance

During 2008, each incumbent director attended 75% or more of the total number of meetings of the Board of Directors of Bankshares and of the Board committees on which he or she served. The Board does not have a formal policy regarding directors’ attendance at the Annual Meeting of Stockholders. In 2008, all NBI directors attended the Annual Meeting, except for Mr. Ball who was traveling on business.

Communications with Directors

Stockholders wishing to communicate with the Board of Directors or with specified individual directors should do so in writing mailed to National Bankshares, Inc., P. O. Box 90002, Blacksburg, Virginia 24062-9002, Attention: Board of Directors. All stockholder communications are forwarded to the Board.

COMPENSATION DISCUSSION AND ANALYSIS

What are the objectives of the Company’s compensation program for its named executive officers?

National Bankshares, Inc. has four goals for its compensation program for named executive officers. In 2008, these officers were: Chairman, President & CEO James G. Rakes, Interim Treasurer and Executive Vice President F. Brad Denardo and Secretary and Counsel Marilyn B. Buhyoff. Former Treasurer, J. Robert Buchanan, resigned and left the Company on May 23, 2008.

•	To offer salaries and bonuses that fairly reward executive officers for their individual contributions in meeting short-term and long-term corporate strategic and financial goals.
•	To offer stock-based compensation that directly aligns the financial interest of executive officers with the Company’s success and stockholder value.
•	To offer retirement and post-retirement benefits which incent executive officers to remain in leadership roles and which recognize and reward long tenure with the Company.
•

To offer total compensation that allows the Company to retain and recruit executive talent and which is competitive with peer financial institutions, but which fits within the Company’s conservative approach to managing overhead expense.

What is the program designed to reward?

The compensation program for the Chairman, President & CEO is designed to reward the profitable operation of the Company compared to its peers, particularly as measured by return on assets and return on equity. In addition, the program rewards the Chairman, President & CEO when the Company’s short- and long-term strategic goals are met. Named executive officers other than the Chairman, President & CEO are rewarded for the Company’s success in meeting its performance goals and particularly for success in those areas for which they have individual management responsibility.

What is each element of compensation?

The elements of compensation are:
•	Salary (all named executive officers)
•	Cash bonus (Chairman, President & CEO)
•	Capital Accumulation Plan (Chairman, President & CEO)
•	Qualified retirement plans, including defined benefit, 401(k) and employee stock ownership plan (all named executive officers)
•	Nonqualified officers’ salary continuation plan (all named executive officers)
•	Incentive stock option awards (all named executive officers)
•	Board of Directors fees (Chairman, President & CEO and Executive Vice President)
•	Perquisites and other personal benefits (Chairman, President & CEO and Executive Vice President)

Why does the Company choose to pay each element of compensation?

The Company uses salary as the cornerstone of its compensation program because it believes that the focus of executive officers, particularly of those below the level of the Chairman, President & CEO, should be on the

Company’s long-term growth and performance. Annual increases are awarded based upon individual performance in meeting stated goals for that review period. However, because salary rather than some form of annual incentive is the major component of their compensation, executive officers have sufficient personal economic security to make and support management decisions that may trade immediate gain for greater long-term corporate success.

Since the Chairman, President & CEO is the individual who has the ultimate responsibility for the success of its operations, it has long been the Company’s policy to pay him an annual incentive bonus that is based upon overall performance for the year in question.

The Chairman, President & CEO may also receive an annual contribution for his benefit to the Capital Accumulation Plan (“CAP”). This nonqualified deferred compensation plan was established to link a portion of the Chief Executive’s total compensation package to objective performance criteria. The CAP was also established to help offset the impact of legal limitations on the Chairman, President & CEO’s ability to benefit from the Company’s qualified retirement plans to the same extent as other employees. Additional information about the CAP in included in “Grants of Plan-Based Awards”.

Each named executive officer, along with all other eligible Company employees, participates in three qualified retirement plans. NBI sponsors a defined benefit pension plan, the National Bankshares, Inc. Retirement Income Plan. The National Bankshares, Inc. Retirement Accumulation Plan is a 401(k) plan, and the Company also offers the National Bankshares, Inc. Employee Stock Ownership Plan. The Company believes that it is important to assist its long-term employees, including its executive officers, in assuring financial security in retirement for themselves and their families. National Bankshares, Inc. also believes that its Employee Stock Ownership Plan helps to align the interest of all employees, including executive officers, with the interests of its stockholders. More information is contained in “Qualified Retirement Plans”.

The Company established a nonqualified salary continuation plan that is designed to provide certain key Company officers, including all named executive officers, with supplemental retirement income. This plan was established to enhance the Company’s ability to retain key decision-makers and to supplement the retirement benefits of those more highly compensated executives who, because of legal limitations, are unable to participate fully in the qualified retirement plans. There is further discussion in “Nonqualified Retirement Plans”.

The Company elected to establish the National Bankshares, Inc. 1999 Stock Option Plan to promote the identification of the personal interest of participants with the long-term financial success of the Company and with growth in stockholder value. Incentive stock options were granted to the named executive officers under this plan in each year from 1999 to 2005. The Plan terminated on March 9, 2009, although there are vested and unexercised stock-options remaining. See “Incentive Stock Options” for more information.

Two of the named executive officers serve as paid directors of the Company and/or of one of its subsidiaries. These individuals receive the same compensation as outside directors. The Company believes that this is an appropriate practice because these executive officers devote additional time to their Board of Directors responsibilities, and all directors, both internal and external, share the same fiduciary obligations and liability risk.

The perquisites and personal benefits that are provided for the Chairman, President & CEO are defined in his employment agreement. These items were agreed to for two reasons. First, they are typical benefits for individuals holding this position in peer banks and financial holding companies. As such, they are part of a total compensation package that is competitive in the Company’s operating environment. Second, certain perquisites that offer a degree of personal benefit are also directly related to job performance. The perquisites that are available to any of the other named executive officers are limited in nature and offer benefit to both the executive and the Company. See “Executive Compensation” and “Employment Agreements and Change in Control Agreements”.

How does the Company determine the amount for each element?

Salary: The salaries of National Bankshares’ named executive officers, except for that of the Chairman, President & CEO, are within the Company’s established salary ranges for each officer position. The ranges are developed after considering an annual salary survey published by the Virginia Bankers Association as well as publicly available salary information about comparable jobs in the locations in which Bankshares and its subsidiaries do business. The annual increase in base salary for these individuals is determined by the Chairman, President & CEO. In making the determination, Mr. Rakes considers the nature and responsibility of the position; the competitiveness of the market for the executive’s services; the expertise of the individual executive; and to what degree the executive has achieved annual performance goals. Individual annual performance goals support the Company’s business strategy, but are not tied to objective performance measures. The Chairman, President & CEO reports executive officer salaries to the Compensation Committee at least annually.

The base salary of the Chairman, President & CEO of at least $225,500 was set in an employment agreement effective on January 1, 2002. The employment agreement was amended and restated in its entirety on December 17, 2008, effective December 31, 2008, and the base salary was increased to Mr. Rakes’ 2008 salary of $445,183. The base salary was determined after considering compensation for this position reported in the Virginia Bankers Association’s annual salary survey and from the public documents of peer institutions that disclose salaries paid to other individuals holding similar positions. The Board of Directors Compensation Committee determines annual salary increases after assessing the CEO’s contributions to the success of the Company. In measuring the Company’s success, the Committee compares the NBI’s financial results to local and regional peers. Specifically, the Compensation Committee compares Bankshares’ return on assets (ROA) and return on equity (ROE) with the average ROA and ROE of a group of at least five peer Virginia bank holding companies. The composition of the peer group generally remains the same, but it is reviewed annually. For 2008, the peer group was made up of Union Bankshares, Inc., American National Bankshares, Old Point Financial Corp., First Community Bankshares, First Century Bankshares and StellarOne Corporation. The fact that the peer comparison was positive in 2008, particularly during a difficult operating environment for banks, is reflected in the amount of salary increase awarded by the Compensation Committee to the Chairman, President & CEO. Although the Committee weights the peer comparison heavily in determining Mr. Rakes’ salary increase, it does not utilize an objective formula. The Committee also considers the Company’s progress in meeting budget goals for the year, but it does not utilize a quantitative assessment of budget goals in determining the amount of annual salary increase. Likewise, although there are no objective measures utilized, the Committee considers stock performance and the level of stockholder dividends in establishing salary. In assessing Bankshares’ stock performance, the Compensation Committee looks at its price, the price to earnings ratio and dividend yield as compared with the stock of the Company’s identified peers. The Committee validates salary increases by referring to the Virginia Bankers Association salary survey and to public documents from peer institutions.

Cash Bonus: The annual incentive bonus paid to the Chairman, President & CEO is determined with the same criteria that are used in establishing his annual salary increase.

Capital Accumulation Plan: The annual contribution to the Chairman, President & CEO’s Capital Accumulation Plan (CAP) is determined using a formula that is included in the employee agreement that was effective in January 1, 2002 and restated as of December 31, 2008. A description of the formula, which utilizes objective performance criteria based upon the ROA and ROE of Bankshares as compared with peers, and of the terms of the CAP is provided in “Grants of Plan-Based Awards”.

Qualified Retirement Plans: The named executive officers participate with other eligible employees in the Company’s three qualified retirement plans. Every participant’s benefits are determined under the specific provisions of each of the plans. These plans are discussed in greater detail under “Qualified Retirement Plans”.

Nonqualified Salary Continuation Plan: In early 2006, the Company’s subsidiaries entered into salary continuation plan agreements with a group of selected senior officers, including all of the named executive officers. Assuming retirement at normal retirement age (as defined in the Plan), contributions to the Salary Continuation Plan are sufficient to provide a minimum of fifteen annual supplemental retirement income payments of 30% of 2005 annual compensation (adjusted by a pre-retirement inflation factor of 4%) for the Chairman, President and CEO and of 20% of 2005 annual compensation (adjusted by a pre-retirement inflation factor of 4%) for the remaining named executive officers. Additional information is included under “Nonqualified Retirement Plans”.

Incentive Stock Options: Until the termination of the Plan on March 9, 2009, The Chairman, President & CEO could recommend annual grants of incentive stock options for the other named executive officers to the Board’s Compensation Committee, which served as the Committee that administers the National Bankshares, Inc. 1999 Stock Option Plan. The recommendation was conservative and was relatively consistent in the years in which option grants were made. In making his recommendation, Mr. Rakes took into consideration the number of options remaining to be awarded in the Plan; the impact that the option grants would have on the executive officers’ total compensation; the Company’s success when compared with peers (as measured by ROA and ROE); and the effect of the stock option grants on the Company’s annual earnings. After receiving the Chairman, President & CEO’s recommendation for the other named executive officers, the Compensation Committee determined the number of stock options to be awarded to him. The Committee’s decision was based upon the same factors considered by Mr. Rakes, as well as a comparison of the level of the Chairman, President & CEO’s overall responsibility for the Company with that of the subordinate officers. There were no stock options granted since 2005 because of the negative effect on earnings of accounting rules that were adopted in 2006. See “Stock Option” for information concerning vested but unexercised stock options.

Board of Directors Fees: The two named executive officers who receive compensation for serving as Directors of National Bankshares, Inc. and/or the National Bank of Blacksburg (National Bank), receive the same compensation as outside Directors. See also “Board of Director Meetings, Committees, Compensation, Attendance and Communications with Directors”.

Perquisites and Other Personal Benefits: The Board Compensation Committee negotiated with the Chairman, President & CEO to develop a comprehensive and competitive total compensation package, including perquisites. This package was included in the January 1, 2002 employment agreement and was included in the amended and restated employment agreement effective on December 31, 2008. The Chairman, President & CEO determines perquisites available to the other named executive officers. These perquisites are limited to a Company-owned automobile for Mr. Denardo, which facilitate business travel, as well as sports tickets and club memberships, which assist Mr. Denardo with marketing and business development efforts. Mr. Rakes reports annually to the Committee on these items.

How do each element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect the decisions regarding other elements?

As noted, each element supports retention, the achievement of annual and longer term corporate goals and provides reasonable financial security to the employee. Every year the Committee assesses the total compensation package for each named executive officer to determine that it is appropriate. The Committee also reviews each element of the compensation package and determines that each is satisfactory in relation to the other.

In determining Mr. Rakes’ total annual compensation, the Committee has maintained the same proportionate relationship of salary to annual bonus in recent years. As noted, contributions to Mr. Rakes’ CAP are determined using an objective formula. The Committee reviews Mr. Rakes’ decisions regarding the compensation packages of the other executive officers. These packages remain focused heavily on salary. The executive officers participate in the qualified retirement plans available to all employees, as well as in the Officers’ Salary Continuation Plan. The allocation of all executive officers’ compensation, including Mr. Rakes’, among the various elements of compensation has not substantially changed in a number of years.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed this Compensation Discussion and Analysis with management. The Committee reviewed and fully discussed the Compensation Discussion and Analysis, and the report was recommended to the Board of Directors to be included in this proxy statement.

Members of the Compensation Committee: J. M. Shuler, Chairman, L. J. Ball, J. W. Bowling, J. H. Harry, J. M. Lewis, M. G. Miller, W. A. Peery and G. P. Reynolds.

COMPENSATION COMMITTEE PROCEDURES

The Compensation Committee of Bankshares is made up of all independent, non-employee directors. In 2008, Dr. Shuler was Committee Chairman, and Mr. Ball, Mr. Bowling, Mr. Harry, Dr. Lewis, Dr. Miller, Mr. Peery and Mr. Reynolds were its members.

The Compensation Committee has no formal charter. It is charged with annually evaluating the job performance of the Chairman, President & Chief Executive Officer and determining the appropriate compensation and benefits package for him. The Committee has delegated to Mr. Rakes the responsibility for evaluating the performance and setting the compensation of the other named executive officers, and he reports to the Committee at least annually about those matters.

In carrying out its responsibilities, the Compensation Committee meets at least once each year. There are no officers or employees present at the Compensation Committee’s annual meeting to evaluate the performance of the Chairman, President & CEO and to determine his compensation. The Committee considers a package of data provided to it by the Executive Committee. The package includes data about the Company’s financial performance; information about the financial performance of peer institutions; and salary data from salary surveys and publicly available sources. At the conclusion of that meeting or at a separate meeting, the Chairman, President & CEO will provide the Committee with a report on the performance and compensation of the remaining named executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the directors who serve on the Compensation Committee is now, or has in the past been, an officer or employee of Bankshares or of Bankshares’ subsidiaries. Dr. Shuler serves on the Salary and Personnel Committee of NBB. No executive officer of Bankshares, NBB or NBFS served as a director of another entity which had an executive officer serving on the Bankshares Compensation Committee. No executive officer of Bankshares, NBB or NBFS served as a member of the compensation committee of another entity which had an executive officer who served as a director of Bankshares. None of the members of the Bankshares Compensation Committee, or any business organizations or persons with whom they may be associated, has had any transactions with Bankshares or its subsidiaries, except as explained in “Director Independence and Certain Transactions with Officers and Directors”.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning total compensation earned or paid to the individuals who served as Bankshares’ named executive officers during 2008. Mr. Buchanan served as Treasurer and principal financial officer until May 23, 2008, and Mr. Denardo served in that role for the remainder of the year. Mr. Rakes and Mr. Buchanan received compensation from BTC in 2006.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)
James G. Rakes	2008	445,183	189,073
Chairman, President & CEO – NBI	2007	399,267	168,815
(Principal Executive Officer)	2006	359,700	151,404
Chairman, President & CEO – NBB
Chairman, President & Treasurer – NBFS
J. Robert Buchanan	2008	46,320	---
Treasurer – NBI	2007	116,600	---
(Principal Financial Officer until May 23, 2008)	2006	112,450	---
Executive Vice President/CFO – NBB
F. Brad Denardo	2008	210,000	---
Treasurer and Executive Vice President – NBI	2007	181,760	---
(Principal Financial Officer from May 23, 2008)	2006	163,700	---
Executive Vice President/ COO – NBB
Marilyn B. Buhyoff	2008	136,283	---
Secretary & Counsel – NBI	2007	127,700	---
Counsel – NBB	2006	121,000	---
Executive Vice President & Secretary - NBFS

Summary Compensation Table (continued)
Name	Year	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
James G. Rakes	2008	60,000	$465,546	63,050	1,222,852
	2007	37,500	445,517	65,770	1,116,869
	2006	30,000	362,533	65,570	969,207
J. Robert Buchanan	2008	---	---	2,560	48,970
	2007	---	$41,174	10,185	167,959
	2006	---	34,034	14,635	161,119
F. Brad Denardo	2008	---	$84,080	33,900	327,980
	2007	---	80,244	40,850	302,854
	2006	---	60,149	40,755	264,604
Marilyn B. Buhyoff	2008	---	$87,893	5,690	229,866
	2007	---	59,504	10,235	197,439
	2006	---	67,159	13,075	201,234

(1)

Contributions to the CAP for Mr. Rakes are reported under “Non-Equity Incentive Plan Compensation”. For 2008, the maximum Company allocation for CAP was $60,000. To achieve the maximum contribution, the Company’s return on equity (ROE) and return on assets (ROA) would both need to have been at least 150% of the average of the ROE and ROA of six peer Virginia bank holding companies.

(2)

“Changes in Pension Value” includes changes in the National Bankshares Retirement Income Plan and in the Officers’ Salary Continuation Plan. There was no change in value in the Bank Directors’ Deferred Compensation Plan, in which Mr. Rakes is a participant. (See Retirement Plans).

(3)	Additional information about “All Other Compensation” for the executive officers is provided in the following chart.

Detail of All Other Compensation(1)
Name	Year	Directors Fees ($)(2)	Matching Contribution Under National Bankshares, Inc. Retirement Accumulation Plan ($)	Contribution Under National Bankshares, Inc. Employee Stock Ownership Plan ($)(3)	Perquisites ($)	Total All Other Compensation ($)
James G. Rakes	2008	37,900	11,500	---	13,650	63,050
	2007	35,500	11,250	7,530	11,490	65,770
	2006	30,900	12,500	10,800	11,370	65,570
J. Robert Buchanan	2008	---	2,560	---	---	2,560
(until May 23, 2008)	2007	---	5,800	3,900	485	10,185
	2006	---	6,200	5,660	2,775	14,635
F. Brad Denardo	2008	16,100	8,610	---	9,190	33,900
	2007	17,400	8,610	6,085	8,755	40,850
	2006	17,300	6,250	8,465	8,740	40,755
Marilyn B. Buhyoff	2008	---	5,960	---	---	5,960
	2007	---	5,960	4,275	---	10,325
	2006	---	5,800	7,275	---	13,075

(1)	See “All Other Compensation” in the Summary Compensation Table above.
(2)	Directors fees for Mr. Rakes include fees from NBI and NBB in 2008 and 2007 and from NBI, NBB and BTC in 2006. All of Mr. Denardo’s directors fees are from his service on the NBB Board.
(3)	The 2008 plan year contribution to the Employee Stock Ownership Plan has not yet been allocated among the participants.
•	In 2008, perquisites for Mr. Rakes included $7,910 for the personal use of a Company-owned automobile and $5,470 for club dues, sports tickets and tax preparation fees
•	Mr. Denardo’s 2008 perquisites totaled $4,810 for personal use of a Company car and $4,380 for club dues and sports tickets.

Employment Agreements and Change in Control Arrangements

Several of National Bankshares, Inc.’s executive officers have been employed by the Company and its subsidiaries for many years. These officers have provided guidance in the growth and long term development of the Company’s business. Their experience and knowledge of the operations and customs of Bankshares is a benefit to the future success of the Company. As an inducement to these executive officers’ continued employment, the Board of Directors determined that Bankshares should enter into an employment and change in control agreement with Mr. Rakes, Mr. Denardo and Mrs. Buhyoff. The Board implemented the change in control provisions in part to insure that Bankshares would be more likely to retain the services of key executives during periods of uncertainty resulting from significant ownership changes, should they occur.

The employment agreement between Bankshares and Mr. Rakes (the “agreement”) was originally effective January 1, 2002 and was amended and restated to be effective on December 31, 2008. The agreement provides for the continued employment of Mr. Rakes as President and Chief Executive Officer of Bankshares and at one or more of its affiliated companies, at an annual base salary of at least $445,183. In addition, the agreement provides that Mr. Rakes may be awarded an annual bonus and certain stock-based incentives in the discretion of the Board, as well as employee fringe benefits and executive perquisites. The agreement has a two year term, and it will be extended for successive one year terms unless either party gives notice at least one year prior to the end of the current term.

Mr. Rakes’ employment agreement also includes for his benefit a non-equity incentive plan, the Capital Accumulation Plan (“CAP”). The CAP is described in more detail in “Grants of Plan-Based Awards” below.

The agreement has provisions which have the effect of continuing Mr. Rakes’ benefits and compensation under the agreement beyond his employment with Bankshares if Bankshares terminates his employment “without cause” or if Mr. Rakes resigns “for good reason”, as those terms are defined in the agreement. Under these circumstances, Mr. Rakes will continue to receive his base salary and certain executive benefits for 24 months after his employment terminates. “Cause” is defined in the agreement as i) deliberate neglect in the performance of job duties or deliberate failure to follow reasonable instructions or Company policies, ii) conviction of or pleading no contest to a felony, a crime of moral turpitude, fraud or embezzlement or any crime for which imprisonment is a possible punishment, iii) a material breach of the agreement, iv) material dishonesty or breach of fiduciary duty with respect to Bankshares, or v) willful conduct likely to result in material injury to the Company. The agreement defines “for good reason” as i) assignment of duties inconsistent with the position, ii) Company action that results in a material reduction in status, authority or duties, iii) relocation, without consent, more than 50 miles from initial place of employment, iv) failure by the Company or any successor to comply with the agreement, and v) voluntary termination during the 30-day period immediately following the first anniversary of a change in control.

The agreement also contains provisions which can have the effect of prolonging, enhancing and accelerating Mr. Rakes’ benefits and compensation under certain circumstances involving a change in control of Bankshares. A change in control generally involves circumstances where an individual or group acquires 20% or more of Bankshares’ stock or a merger occurs which results in a change in the majority of Bankshares’ Board of Directors and Bankshares’ shareholders do not constitute a majority of the shareholders in the surviving company. The sale or disposition of all or substantially all of the Company’s assets is also defined as a change in control.

The term of the agreement is automatically extended for three years from the date of a change in control and Mr. Rakes is entitled to continue to receive all of his compensation and benefits during that period, except that he becomes entitled to minimum annual stock-based awards equal to one-third of his base salary. In addition, if after a change in control, Mr. Rakes’ employment is terminated by Bankshares “without cause” or by Mr. Rakes “for good reason”, he becomes entitled to receive a lump sum salary continuation benefit equal to 2.99 times his average annual compensation includable in his annual gross income for the period of five years preceding the change in control, a continuation of certain executive benefits for 36 months, and certain enhancements to his retirement benefits.

The amended and restated employment agreement for Mr. Rakes includes provisions stating that all payments under the agreement are intended either to be outside the scope of Internal Revenue Code Section 409 or to comply with its provisions.

Mr. Rakes’ employment agreement includes a requirement that he never disclose Bankshares’ confidential information or use confidential information for any purpose that does not benefit the Company. The agreement also includes a clause providing that Mr. Rakes will not engage in competition with Bankshares for 24 months after termination of his employment, unless the termination, was “for good reason” or by the Company “without cause” or if his employment is terminated following a change in control.

Until December 31, 2008, Mr. Denardo and Mrs. Buhyoff both had change in control agreements with Bankshares that were dated January 8, 2003. These agreements defined a change in control as an individual or a group acquiring 20% or more of Bankshares’ stock, or when a merger occurs in which there is a change in the majority of Bankshares’ Board of Directors and Bankshares’ shareholders are not a majority of the shareholders in the surviving company. The agreements provided that Mr. Denardo and Mrs. Buhyoff would be entitled to receive a lump sum amount equal to two times their average annual compensation included in annual gross income for the period of five years preceding the change in control if the employer terminated them other than “for cause” or if they voluntarily terminated their employment “for good reason”. The definitions of “for cause” and “for good reason” were substantially similar to those included in Mr. Rakes’ employment agreement. The agreements were effective until employment is terminated. The change in control agreements with Mr. Denardo and Mrs. Buhyoff included a provision imposing a duty on them not to disclose confidential Company information.

By executive employment agreements dated December 17, 2008, which were effective on December 31, 2008 (the employment agreement), the change in control agreements between Bankshares and Mr. Denardo and Mrs. Buhyoff were terminated. Mr. Denardo’s employment agreement provides for his employment as the Company’s Executive Vice President and Treasurer and for his service in any executive or management position with the Company’s affiliates at an annual base salary of $220,000. Mrs. Buhyoff’s employment agreement states that she will continue her employment as the Secretary and Counsel of Bankshares and in any other executive or management position with Bankshares affiliated companies. Her base annual salary is set at $137,000. The executive agreements have a two year term and will be continued for successive one year terms unless either party provides a one-year notice of termination.

Both employment agreements state that compensation will be paid and benefits provided for 12 months if the Company terminates the executive officer’s employment “without clause” or if the executive officer resigns “for good reason”, as those terms are defined in the agreements. “Cause” and “for good reason” are defined in the same manner as in Mr. Rakes’ employment agreement described above. If either Mr. Denardo or Mrs. Buhyoff were to be terminated without cause or resign for good reason after a change in control, they would receive a salary continuance benefit equal to two times their average annual compensation for the five most recent tax years. They would both also be entitled to a continuation of benefits for 24 months following termination. Change in control is defined using the same terms as in Mr. Rakes’ employment agreement.

The employment agreements for Mr. Denardo and Mrs. Buhyoff contain provisions requiring the executive officers to maintain the confidentiality of Company information. The agreements provide that Mr. Denardo and Mrs. Buhyoff will not compete with Bankshares for 12 months after ceasing employment with the Company, unless the termination is by the Company “without cause”, by the executive officers “for good reason” or following a change in control.

The following table provides additional information concerning payments to executive officers upon termination or change in control, assuming this occurred on December 31, 2008.

Potential Payments Upon Termination or Change in Control
Name	Benefit	Before Change in Control Termination Without Cause or For Good Reason	After Change in Control Termination Without Cause or For Good Reason		Long Term Incapacity	Death
James G. Rakes(1)	Post-Termination Compensation	$890,366	$1,472,773		$890,366	$111,296
	Welfare & Executive Benefits Continuation	$49,970	$74,705		$49,970	$6,246
	Officers Salary Continuation Plan	86,496	$103,864	(2)	---	$106,628	(3)
F. Brad Denardo	Post-Termination Compensation	$220,000	$315,686		---	---
	Welfare & Executive Benefits Continuation	$16,895	$33,790		---	---
	Officers Salary Continuation Plan	$25,866	$74,318	(2)	---	$116,964	(3)
Marilyn B. Buhyoff	Post-Termination Compensation	$137,000	$198,295		---	---
	Welfare & Executive Benefits Continuation	$1,131	$2,262		---	---
	Officers Salary Continuation Plan	$10,863	$23,667	(2)	---	$28,513	(3)

(1)

If he is terminated without cause or leaves for good reason after a change in control, Mr. Rakes will be entitled to receive an additional retirement benefit equal to the actuarial equivalent of the additional amount he would have earned under the National Bankshares, Inc. Retirement Income Plan had it accumulated for 4 more years of service.

(2)	Officers Salary Continuation Plan benefit is an annual amount payable to the officers for the longer of life or to the officer’s beneficiary for up to 15 years.
(3)	The Officer Salary Continuation Plan death benefit is an annual amount payable to the officer’s beneficiary for 15 years.

Grants of Plan-Based Awards

The employment agreement for Mr. Rakes, which is dated January 1, 2002 and which was amended and restated effective on December 31, 2008, includes a non-equity incentive plan, the Capital Accumulation Plan (“CAP”). Under the agreement, the total amount allocated to the CAP for the calendar year is established by the Board of Directors with a maximum of $60,000 per year to be allocated. This total amount is then divided equally between two target areas: (1) return on equity, and (2) return on assets. The amount actually contributed to the CAP for a year is based on Bankshares’ performance relative to the average performance of a peer group of Virginia bank holding companies in the two target areas during that year. The 2008 peer group of six community bank holding Companies are headquartered in Virginia and southern West Virginia, and are similar to or larger than National Bankshares, Inc. in asset size. A minimum of 85% of the peer group average must be achieved in a target area for any contribution to be made for that target area. The amount of the contribution for each target area increases beyond the minimum contribution to the extent Bankshares’ performance exceeds 85% of the peer group average with a maximum contribution for performance which equals 150% or more of the peer group average. Contributions to the CAP for achievements in any calendar year must be made prior to June 1 of the next following year. Accrued CAP benefits become payable 12 months after an election by Mr. Rakes or, in the absence of an election, on the first day of the seventh month following his separation from service or the first day of the month following his death, or earlier, should Mr. Rakes retire or his employment terminate under certain circumstances. Once the CAP benefits become payable, they are paid in quarterly installments over ten years unless Mr. Rakes chooses, with the Board’s consent, to receive them in some alternate form of payment. The CAP contribution for 2008, which was paid in 2009 was $60,000. The following chart refers to the CAP.

Grants of Plan-Based Awards
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
		Threshold ($)	Target ($)(1)	Maximum ($)
James G. Rakes	02/11/2009	15,000	60,000	60,000

(1)	The amount included under “Target” is also included in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation”.

Stock Options

Bankshares established a stock option plan, the National Bankshares, Inc. 1999 Stock Option Plan, that permitted the grant of incentive stock options and nonqualified stock options. The plan terminated on March 9, 2009. Grants of stock option awards could be made by the Board of Directors’ Stock Option Committee, which is the Compensation Committee, comprised of only independent, non-employee Directors. Grants of stock options were discretionary by the Board, after taking into consideration the Company’s performance and the financial impact of stock option grants. Grants of stock options were made annually on the date of the November meeting of the Board of Directors from 1999 through 2005. There were no grants made since 2005, because grants would have had an unacceptably negative impact on earnings.

The following table provides additional information about the outstanding equity awards in the 1999 Stock Option Plan as it applies to Mr. Rakes, Mr. Denardo and Mrs. Buhyoff. All stock options are vested. Mr. Buchanan forfeited any remaining vested stock options when he left the Company in May 2008.

Outstanding Equity Awards at Fiscal Year End
Name	Number of Securities Underlying Exercisable but Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
James G. Rakes	15,000	14.825	11/12/2012
	15,000	23.3225	11/11/2013
	15,000	24.925	11/09/2014
	15,000	23.00	11/08/2015
F. Brad Denardo	8,000	23.3225	11/11/2013
	8,000	24.925	11/09/2014
	8,000	23.00	11/08/2015
Marilyn B. Buhyoff	2,500	11.50	11/13/2011
	6,000	14.825	11/12/2012
	5,000	23.3225	11/11/2013
	8,000	24.925	11/09/2014
	8,000	23.00	11/08/2015

The following table lists the amounts realized by Mr. Rakes and Mr. Buchanan upon the exercise of stock options in 2008. The amount realized is determined using the mean between the market high and low price on the exercise date.

Option Exercise
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
James G. Rakes	2,500	17,700
J. Robert Buchanan	4,000	31,000

Retirement Plans

Bankshares maintains several qualified and nonqualified employee benefit plans for employees of participating employees in the plans. These benefit plans are described below.

Qualified Retirement Plans

National Bankshares, Inc. Retirement Income Plan. Until December 31, 2001, NBB maintained a tax-qualified, noncontributory defined benefit retirement plan for qualified employees called the National Bank of Blacksburg Retirement Income Plan (the NBB Plan). Effective on December 31, 2001, the NBB Plan was amended; its name was changed to the National Bankshares, Inc. Retirement Income Plan (the NBI Plan); and the Bank of Tazewell County Employee Pension Plan (the BTC Plan) was merged into the NBI Plan. The NBB (now NBI) Plan became effective on February 1, 1984, when NBB amended and restated its previous pension plan. This plan covers all officers and employees of NBI and its subsidiaries who have reached age twenty-one and have had one year of eligible service on the January 1 or July 1 enrollment dates. Employee benefits are fully vested after five years of service, with no partial vesting. Prior to the December 31, 2001 plan amendment, retirement benefits at the normal retirement age of sixty-five were calculated at 66% of the employee’s average monthly compensation multiplied by the number of years of service, up to a maximum of twenty-five years. After December 31, 2001, retirement benefits at the normal retirement age were calculated at 1.75% of average monthly compensation multiplied by the number of years of service, up to thirty-five years. Added to this is .65% of “excess monthly average compensation” (defined in the NBI Plan as the amount of the average monthly compensation that is in excess of a participant’s monthly Social Security covered compensation, generally the rounded average of the Social Security taxable wage bases) multiplied by the number of years of service, up to thirty-five years. The benefit formula was amended again in 2008 to reduce the benefit formula for future accruals to 1.00% of monthly compensation, multiplied by the number of years of service up to thirty five years. Average monthly compensation is determined by averaging compensation over the five highest paid consecutive years in the employee’s final ten years of employment. Retirement benefits under the NBI Plan are normally payable in the form of a straight life annuity, with ten years guaranteed; but other payment options may be elected. Benefits accrued by participants in the NBB Plan and in the BTC Plan prior to December 31, 2001, will be calculated based upon compensation and service under the old NBB and BTC Plan formulas. Benefits accrued by participants after January 1, 2002, are calculated under the NBI Plan formulas. The compensation covered by the NBI Plan includes the total of all amounts paid to a participant for personal services reported on the participant’s federal income tax withholding statement (Form W-2), except that earnings were limited to $200,000, indexed for the cost of living, until 1994. In 1994, the earnings limit was decreased to $150,000, which is indexed for the cost of living after 1994. For 2008, the limit on compensation was $230,000.

National Bankshares, Inc. Employee Stock Ownership Plan. Bankshares sponsors a non-contributory Employee Stock Ownership Plan (the “ESOP”), in which NBB and NBFS were participating employers for 2008. All full-time employees who are over the age of 21 and who have been employed for one year are eligible to participate. Contributions under the ESOP are discretionary for each participating employer and participants are not permitted to make contributions to the plan. Contributions are allocated to a participant’s account based upon a participant’s covered compensation, which is W-2 compensation. The contributions are fully vested after three years.

National Bankshares, Inc. Retirement Accumulation Plan. Bankshares sponsors the NBI Retirement Accumulation Plan which qualifies under IRS Code Section 401(k) (the “401(k) plan”). For 2008, NBB and NBFS were participating employers. All full-time employees who have one year of service and who are over the age of 21 are eligible to participate. Participants may contribute up to 100% of their total annual compensation to the plan, subject to IRS deferral annual dollar limits. Employee contributions are matched by the employer at 100% for the first 4% of salary contributed and at 50% of the next 2% of salary contributed. Employees are fully vested at all times in contributions and employer match sums.

Nonqualified Retirement Plans

Bank Directors’ Deferred Compensation Plan. From 1985 to 1989 NBB maintained a voluntary deferred compensation plan for its directors, which permitted a director to defer receipt of a portion of directors fees for a period of five years. NBB purchased life insurance on all of the participants in amounts that, in the aggregate, actuarially fund its future liabilities under the program. While the insurance policies were purchased under the directors’ deferred compensation plan, there is no obligation to use any insurance funds from policy loans or death benefits to curtail the deferral compensation liability. Under the terms of the plan, at age 65, a participant or beneficiary receives 120 monthly benefit payments. The plan also provides for 120 monthly payments to the participant’s beneficiary in the event of the participant’s death prior to age 65. Mr. Rakes is entitled to receive 120 months of payments of $1,610.50 beginning at age 65. In 2008, there were no contributions to the Bank Directors’ Deferred Compensation Plan. The plan had no earnings. Mr. Rakes made no withdrawals during 2008, and no distributions were paid to him.

Officers’ Salary Continuation Plan. In early 2006 Bankshares and its subsidiaries entered into salary continuation agreements with a select group of Company and subsidiary bank officers, including Mr. Rakes,

Mr. Buchanan, Mr. Denardo and Mrs. Buhyoff. The Salary Continuation Plan benefits are funded by investments in bank subsidiary-owned life insurance policies on the lives of the participating officers. The officers and their beneficiaries are unsecured creditors of NBI and of NBB with respect to the benefits under the Salary Continuation Plan.

Each of the salary continuation agreements, except for Mr. Rakes’, provides an annual benefit for the participating officer at normal retirement age (age 65) while in the active service of the Company. In Mr. Rakes’ case, the salary continuation agreement was amended on December 17, 2008 to provide that benefits will be payable to him upon his separation from service after reaching normal retirement age (65). Mr. Rakes’ benefit is equal to 30% of 2005 salary, adjusted for inflation. It is equal to 20% of 2005 salary, adjusted for inflation, for all other participants. The benefit is payable for the greater of 15 years or the officer’s lifetime. If the officer dies before receiving the annual benefit for 15 years, the benefit is paid to their beneficiary for the remainder of that period. A reduced benefit is available upon the officer’s early termination if they are 50 years of age or older, upon disability or upon a change in control of the officer’s employer. “Early termination”, “disability” and “change in control” are all defined in the salary continuation agreements. A death benefit that is equal in amount to the annual retirement benefit is paid to the officer’s beneficiary for 15 years in the event of the officer’s death while an active employee. No benefit is payable if the officer is terminated for cause, as that term is defined in the agreements.

The amended salary continuation agreement with Mr. Rakes provides that he will receive annual payments of $106,268 if he leaves the Company at normal retirement in 2009. If Mr. Rakes’ separation from service occurs after his normal retirement age, his benefit will increase by adding interest for each full month between his normal retirement and his actual separation from service. The method for calculating this interest is specified in the amended salary continuation agreement. Under his agreement, Mr. Denardo will be paid annual payments of $116,964 at his normal retirement in 2017. The salary continuation agreement with Mrs. Buhyoff provides for annual payments of $28,513 at normal retirement in 2013. Upon Mr. Buchanan’s resignation in May, 2008, his lifetime annual benefit from the salary continuation agreement was fixed at $5,144, payable at age 65 in 2016. Mr. Buchanan’s annual benefit will be payable to his beneficiary for a total of 15 years, if he dies prior to or during the benefit payment period.

Pension Benefits Table

The following table provides additional information about the pension benefits from the National Bankshares, Inc. Retirement Income Plan and from the Officers’ Salary Continuation Plan for Mr. Rakes, Mr. Buchanan, Mr. Denardo and Mrs. Buhyoff.

Pension Benefits Table
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last Fiscal Year ($)
James G. Rakes	NBI Retirement Income	26	1,297,384	---
	Officers’ Salary Continuation	n/a	872,045	---
J. Robert Buchanan	NBI Retirement Income	9	109,205	---
	Officers’ Salary Continuation	n/a	31,009	---
F. Brad Denardo	NBI Retirement Income	25	385,301	---
	Officers’ Salary Continuation	n/a	26,347	---
Marilyn B. Buhyoff	NBI Retirement Income	21	404,875	---
	Officers’ Salary Continuation	n/a	94,353	---

(1)

For the NBI Retirement Income Plan, based on 12/31/2008 disclosure assumptions: 6.00% interest, RP –2000 Combined Mortality. For the Officers Salary Continuation Plan, based on 2008 assumptions: 6.25% interest.

Nonqualified Deferred Compensation Table

The following table supplies detailed information about nonqualified deferred compensation plans for Mr. Rakes.

Nonqualified Deferred Compensation Table
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
James G. Rakes (1)	---	37,500	(160,638)	---	823,152

(1)

Information is provided for Mr. Rakes’ Capital Accumulation Plan. Mr. Rakes also participates in a Bank Director’s Deferred Compensation Plan. This plan provides him or his estate with 120 monthly payments of $1,610.50 commencing on the first of the month following his 65th birthday. For 2008, there were no contributions to the Director’s Deferred Compensation Plan by either Mr. Rakes or NBI. In 2008, there were no earnings on that plan, no withdrawals or distributions were made and there was no aggregate fund balance.

NOMINATING COMMITTEE

National Bankshares, Inc. has a standing Nominating Committee that was chaired by Dr. Miller in 2008. Dr. Miller, Mr. Peery and Mr. Reynolds served on the Committee. Each of these directors is independent, as that term is defined in the listing standards for the NASDAQ Stock Market. The Nominating Committee’s sole function is to review and recommend nominees for the Board of Directors. A current copy of the Committee’s Charter is available on the Company’s web site at www.nationalbankshares.com. The Nominating Committee does not have a specific policy with regard to the consideration of any director candidates recommended by stockholders, because the Committee will evaluate all candidates for directors using the same criteria, regardless of the source of the referral. Stockholders wishing to refer director candidates to the Nominating Committee should do so in writing mailed by first class mail to the Committee, c/o National Bankshares, Inc., P. O. Box 90002, Blacksburg, VA 24062-9002.

In considering candidates for director, the Nominating Committee seeks individuals who meet the following minimum criteria. The candidate must be an individual of the highest character and integrity. He or she must be able to work well with others and must be free of any conflict of interest that would violate law or regulation or interfere with the proper performance of a director’s responsibilities. The candidate should be willing to devote sufficient time to the business of the Board. Finally, he or she should have the capacity to represent the best interests of the stockholders as a whole in a balanced way. The Nominating Committee insures that the Board of Directors will have a sufficient number of independent directors to fill all Board and Committee positions that require independent directors. In addition, the Nominating Committee seeks directors who have good business experience as well as directors who have experience in academia and public service. The Committee looks for directors who are knowledgeable about and reside in the locations in which the Company and its subsidiaries do business and who have the ability and willingness to refer new business to the Company. Finally, the Nominating Committee seeks candidates who reflect the Company’s belief that gender and ethnic diversity provide additional perspectives that are helpful to the Board of Directors.

The Nominating Committee actively solicits the names of potential Board candidates from the directors and officers of Bankshares and, as stated here, will consider candidates suggested by stockholders. Information about potential candidates is sought from diverse sources, and the Nominating Committee compares the experience, expertise and personal qualities of the potential candidates with the experience, expertise, and personal qualities that are identified as being desirable for the Board of Directors at any given time.

AUDIT COMMITTEE REPORT

The Audit Committee has a charter that was last amended on February 11, 2004. The Charter reflects standards set forth in Securities and Exchange Commission regulations and NASDAQ Stock Market Rules, and it is posted on the Company’s web site at www.nationalbankshares.com.

The Audit Committee monitors the integrity of the Bankshares financial reporting process and its systems of internal controls concerning finance, accounting and legal compliance. Each of the Audit Committee members satisfies the definition of an independent director as established in the listing standards for the NASDAQ Stock Market. Although each member of the Audit Committee has extensive business experience, the Committee has identified Dr. Lewis as the financial expert, because he has a background which involves financial oversight responsibilities. Dr. Lewis currently oversees the preparation of financial statements in his role as President of New River Community College. He previously served as the College’s Chief Financial Officer.

In discharging its oversight responsibility with regard to the audit process, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management, discussed with the independent auditors Yount, Hyde & Barbour the matters to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), received communications from the auditors as to their independence required by Independence Standards Board Standard No. 1 and discussed with them their independence.

Based upon its review and discussions with management and Yount, Hyde & Barbour, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Bankshares Annual Report on Form 10-K for the year ended December 31, 2008, to be filed with the Securities and Exchange Commission.

The following fees were paid to Yount, Hyde & Barbour, P.C., Certified Public Accountants & Management Consultants, for services provided to Bankshares for the years ended December 31, 2008 and December 31, 2007. The Audit Committee determined that the provision of non-audit services by Yount, Hyde & Barbour P.C. did not compromise the firm’s ability to maintain its independence.

Principal Accounting Fees and Services

	2008		2007
	Fees	Percentage	Fees	Percentage
Audit fees	$93,000	73%	$85,750	74%
Audit-related fees	26,579	21%	20,284	17%
Tax fees	7,250	6%	9,954	9%
	$126,829	100%	$115,988	100%

Audit fees: Audit and review services and review of documents filed with the SEC.

Audit-related fees: Employee benefit plan audits and consultation concerning financial accounting and reporting standards.

Tax fees: Preparation of federal and state tax returns, review of quarterly estimated tax payments and consultation concerning tax compliance issues.

The Audit Committee meets and specifically approves in advance the provision of all services of Yount, Hyde & Barbour, P.C.

Members of the Audit Committee: J. M. Lewis, Chairman, L. J. Ball, J. W. Bowling and J. H. Harry.

SELECTION OF AUDITORS

The Board of Directors has selected the firm of Yount, Hyde & Barbour, P.C. to perform an independent audit of Bankshares and its subsidiaries for fiscal year 2009.

A representative of Yount, Hyde & Barbour, P.C. is expected to be present at the Annual Meeting of Stockholders. That representative will have the opportunity to make a statement at the meeting and will be available to respond to appropriate questions.

EXPENSES OF SOLICITATION

The cost of solicitation of proxies will be borne by Bankshares. In addition to solicitations by mail, directors, officers and regular employees of NBI, NBB and NBFS may solicit proxies personally or by telephone, telegraph, facsimile, or other electronic means without additional compensation. It is contemplated that brokerage houses and nominees will be requested to forward proxy solicitation material to the beneficial owners of the stock held of record by such persons, and Bankshares may reimburse them for their charges and expenses in this connection.

2010 STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy materials of Bankshares for the 2010 Annual Meeting of Stockholders, a stockholder proposal intended to be presented at the Meeting must be delivered to Bankshares’ headquarters at 101 Hubbard Street, Blacksburg, Virginia, 24060, or received by mail at P.O. Box 90002, Blacksburg, Virginia 24062-9002, no later than November 16, 2009. Bankshares’ bylaws provide that a stockholder must give timely advance notice in writing to the President, James G. Rakes, in order to bring business before an Annual Meeting of Stockholders. To bring business before the 2010 Annual Meeting, a stockholder notice must be delivered to 101 Hubbard Street, Blacksburg, 24060, or received by mail at P.O. Box 90002, Blacksburg, Virginia 24062-9002 no sooner than January 13, 2010 and no later than February 11, 2010.

OTHER BUSINESS

All properly executed proxies received by Bankshares will be voted at the Annual Meeting following the instructions contained in the proxies.

The Board of Directors does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to in this Proxy Statement. The enclosed proxy does, however, give authority to the persons named in the proxy to use their discretion to vote on any other matters that may properly come before the meeting, and it is the intention of the persons named in the proxy to use their judgment if they are called upon to vote on any matter of this type.

BY ORDER OF THE BOARD OF DIRECTORS

Marilyn B. Buhyoff
Secretary and Counsel

Blacksburg, Virginia

March 16, 2009

A COPY OF BANKSHARES’ ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO: MARILYN B. BUHYOFF, SECRETARY AND COUNSEL, NATIONAL BANKSHARES, INC., P.O. BOX 90002, BLACKSBURG, VIRGINIA 24062-9002.

NATIONAL BANKSHARES, INC. 101 Hubbard Street Blacksburg, VA 24060 P.O. Box 90002 Blacksburg, VA 24062-9002 PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lindsay Coleman, of Blacksburg, Virginia and Howard H. Hale of Bluefield, West Virginia, or each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of National Bankshares, Inc. held of record by the undersigned on February 27, 2009, at the Annual Meeting of Stockholders to be held on April 14, 2009, or at any adjournments thereof.

1. Election of Directors
☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee,

strike a line through the nominee’s name in the list below.)

Lawrence J. Ball

Mary G. Miller

Glenn P. Reynolds

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

If no direction is made, this proxy will be voted for Proposal 1 set forth above.

The undersigned acknowledges receipt of the Proxy Statement dated March 16, 2009.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.

Signature	Date

Signature if held jointly	Date

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.